Exhibit 10.9
Agricultural Utilization Research Institute
Agricultural Innovation Center (AIC)
Minnesota’s Center For Producer-Owned Energy
Green Field Energy Program
COLLABORATION AGREEMENT
COLLABORATION AGREEMENT made by Agricultural Utilization Research Institute (AURI)/Minnesota’s Center For Producer-Owned Energy hereinafter referred to as Agricultural Innovation Center (AIC) and New Harvest Ethanol (NHE), Federal Tax Identification Number 41-1991009, and State Tax Identification Number 5247824 AURI/AIC Project Number AIC004.
WHEREAS, AURI/AIC and NHE executed an Initial Assistance Agreement effective on August 23, 2004.
WHEREAS, NHE desires services, including but not limited to Technical Assistance, Business Assistance, or Organizational, Outreach and Development Assistance (Core Services) from AURI/AIC, and AURI/AIC is willing to provide this assistance to NHE.
NOW, THEREFORE, it is agreed by and between AURI/AIC and NHE that:
I.	Duration of Agreement: This collaboration agreement shall be effective from September 16, 2004 through June 30, 2005.

II.	Project Funding: In consideration of NHE’s compliance with the terms and conditions contained in this AGREEMENT and attachments hereto, funding shall be provided as follows:

AIC	$105,000.00
New Harvest Ethanol (Cash)	100,000.00
New Harvest Ethanol (In-Kind)	5,000.00

Total	$210,000.00
III.	Discretion: AURI/AIC in its sole discretion may provide or not provide each, any or all Core Services to NHE.

IV.	Conditions: NHE’s receipt of AURI/AIC Core Services pursuant to this collaborative agreement is subject to the continued availability of the U.S. Department of Agriculture’s Ag Innovation Demonstration Grant Program funding, and is also subject to each, every and all condition(s) contained in the written Appendices, and to each, every and all applicable rules or regulations adopted or amended by AURI/AIC which conditions, rules and regulations shall be communicated by AURI/AIC to NHE in writing.

V.	AURI/AIC’s Responsibilities:

A.	Project Manager: AURI/AIC personnel will serve as primary project manager(s) for Project # AIC004. As project activities are completed, all project invoices, including invoices with respect to services from third-party suppliers, will be submitted to AURI/AIC for review and approval and, if approved, payment by AURI/AIC.

B.	Invoices: AURI/AIC will issue invoices quarterly on a predetermined basis to NHE for its committed share of activities rendered on its behalf. The first invoice issued to NHE may be for less than three months.

C.	Reports: With each invoice provided to NHE AURI/AIC will provide to NHE a project outline demonstrating the progress of the project to date.

D.	In-Kind Assistance: AURI/AIC will provide Core Services to NHE equal to the match that NHE expends on Project # AIC004 as outlined in the project budget and work plan.
VI.	NHE’s Responsibilities:
A.	Project Activity: Assure that NHE through its personnel, staff and management is actively involved in all phases of Project # AIC004 and that NHE meets its commitment requirements.

B.	Payment of AURI/AIC Invoices: Make payment of each AURI/AIC invoice within 30 days of the invoice date.

C.	Reports: A report outlining NHE’s progress and in-kind portion of the project match shall be submitted with each invoice payment.

D.	Irrevocable Letter of Credit: Provide to AURI/AIC a bank’s irrevocable letter of credit, or other documentation acceptable to AURI/AIC certifying the availability of cash committed to Project # AIC004.

E.	Workplan and Budget: NHE shall fully comply with Project # AIC004, the project workplan and budget as presented in the Appendices to this Agreement. See paragraph “XII. Amendment” of this agreement regarding changes to the project agreement.
VII.	Non-Payment of Invoices: Non-payment of AURI/AIC invoices by NHE will result in project suspension on day thirty-five (35) following the invoice date.

VIII.	Default: If NHE fails to perform any term, condition or responsibility created by this Agreement with respect to Project # AIC004 the providing of Core Services by

AURI/AIC shall immediately cease. Upon NHE’s failure to perform any term, condition or responsibility created by this Agreement with respect to Project # AIC004, NHE shall be responsible to pay AURI/AIC the value of each, any and all Core Services provided by AURI/AIC to Project # AIC004.

IX.	Waiver of Claims. NHE waives and forever discharges any claim for damages or specific performance whether at law or in equity with regard to Core Services which NHE receives or does not receive from AURI/AIC pursuant to this collaborative agreement.

NHE shall indemnify, hold harmless and defend AURI/AIC and its employees from any and all claims and causes of action arising from the failure of any third party to fulfill its funding commitment to NHE or AURI/AIC. This paragraph shall survive the termination of this agreement.

X.	Project Completion: Upon completion of Project #AIC004:
A.	AURI/AIC shall provide to NHE a final invoice for any outstanding cost-shared expenditures.

Upon AURI/AIC receiving final payment from NHE, AURI/AIC shall provide:
1.	A final report to NHE, and

2.	A Receipt of NHE’s final payment, and

3.	Documentation of the Center’s services provided.
B.	NHE shall pay the invoice within 30 days of the date of the final invoice, and shall provide documentation of match not previously reported to AURI/AIC.
XI.	Promotion/Publicity: NHE shall not use AURI/AIC’s name for advertising, promotional, or publicity purposes, other than to reflect the collaborative relationship of AURI/AIC and NHE without the written permission of AURI/AIC’s Director of Communications.

XII.	Assignment: NHE shall not assign or transfer any right(s) or obligation(s) created by this agreement without the prior written consent of AURI/AIC.

XIII.	Amendment: This collaborative agreement may only be changed by a written amendment approved and signed by AURI/AIC and NHE.

XIX.	Waiver: AURI/AIC does not waive any of its rights by failing to enforce any obligation of NHE which is created by this agreement.

XV.	Parties Bound: This funding agreement shall bind AURI/AIC, its Assigns or Successors in interest and NHE, its Assigns or Successors in interest.

XVI.	Confidentiality: AURI/AIC will treat all mutually agreed upon information provided by applicant as confidential. Minnesota Statutes stipulate that information provided to or gathered by AURI/AIC related to its programs must be treated as private data. Such data includes:
A.	Financial data, statistics and information furnished in connection with AURI/AIC and/or AURI/AIC financial assistance, including credit information, financial statements of net worth, income tax returns (either personal or corporate) and any other personal financial records;

B.	Security information, trade secret information, or labor relations information disclosed to members of the Board or employees of AURI/AIC with regard to service delivery.
If proprietary information is provided to AURI/AIC, it should be limited, set apart from the rest of the text of the application, and clearly marked as CONFIDENTIAL. AURI/AIC will limit the dissemination of such information to staff and project reviewers on a confidential basis; but in any event, AURI/AIC does not assume any liability for inadvertent disclosures.

Once a project is approved for assistance, to the extent permitted by law, AURI/AIC will not make public any information disclosing product, process, commodity, invention, technology, innovation, or service delivered through the Green Field Energy Program until a patent, copyright or trademark is applied for, or for two years after completion of the project, whichever comes first. In any event, AURI/AIC does not assume any liability for inadvertent disclosure.

XVII.	Captions: Captions in this funding agreement are for convenience of reference only.

XVIII.	No Partnership, Joint Venture, or Fiduciary Relationship Created: Nothing contained in this collaborative agreement shall be interpreted so as to create a joint venture or relationship of principal or agent between AURI/AIC and NHE.

XIX.	Cumulative Rights: No right or remedy conferred or reserved to AURI/AIC or NHE is exclusive. Each right or remedy shall be cumulative and in addition to every other right or remedy existing at law, in equity or by Statute. Delay or omission on the part of AURI/AIC or NHE in exercising any right shall not operate as a waiver of such right or any other right. A waiver of a right or remedy on any one occasion shall not be considered as a bar or waiver of the ability to exercise any right or remedy in the future.

XX.	Entire Agreement: This collaborative agreement contains the entire understanding of AURI/AIC and NHE. No representations, promises or undertakings, whether oral, implied or written have been made by either AURI/AIC or NHE unless expressly stated in this collaborative agreement and neither AURI/AIC nor NHE has relied on any verbal representations, agreements, or understandings not expressly set forth in this collaborative agreement.

XXI	Attorney’s Fees: In any action or proceeding pursuant to this agreement, the prevailing party shall be entitled to any fees, costs, expenses and disbursements from the non-prevailing party. This paragraph will survive the termination of this agreement.

XXII.	Minnesota Law: This agreement shall be construed and enforced pursuant to the laws of the State of Minnesota.
In WITNESS WHEREOF, AURI/AIC and NHE sign this agreement to be effective on the day and date first above written.

New Harvest Ethanol		Agricultural Utilization Research Institute / Agricultural Innovation Center (AURI/AIC)

By:	/s/ Donald Sargeant	By:	/s/ Edgar Olson

Title: Chief Manager		Executive Director
Signed on the 7th day of Sept.		Signed on the 3rd day of Sept. 04
APPENDICE
A.	Budget-Work Plan

Work Plan — Budget (Detail)

Title: AIC 004 New Harvest Ethanol
Funding Contributions Summary

AURI/AIC Staff Time	$6,453.92
New Harvest Cash	$100,000.00
New Harvest In-Kind	$5,000.00
Federal Cash	$105,000.00

Total Project Budget	$216,453.92

Internal AIC Resources Needed

Staff member	Task	Deliverable	Approx Hrs
Michael Sparby	Project Development	Developed Project	150
		Totals	150

AIC Center Staff

Staff member	Task	Deliverable	Approx Hrs
Center Admin Staff	Project Administration	Project Administration	22
			22

		Total Staff Resources Committed	$6,453.92
External Collaborators / Service Providers

				AURI	Partner		New Harvest		Federal
Service Provider	Task	Deliverable	Approx Cost	Cash	In-Kind	Cash	In-Kind	Cash	Cash
Unknown	Process and Environmental Analysis	Completed assessment with go/no go recomedation	40,000					20,000	20,000
Unknown	Engineering Review and Feasibility	Completed assessment with go/no go recomedation	40,000					20,000	20,000
Unknown	Business / Marketing Plan	Completed Plan	30,000						30,000
Unknown	Legal Consultation	Completed Business Structure	30,000						30,000
Unknown	Consultant/ Project Management		60,000					60,000
CDS	Producer Training	Educated Board of Directors	10,000				5,000		5,000

		Totals	210,000				5,000	100,000	105,000

Direct & Indirect Project-Related Expenses

				AURI	Partner		New Harvest		Federal
Month	Vendor	Description	Approx Cost	Cash	In-Kind	Cash	In-Kind	Cash	Cash

Totals

Project-related Travel

				AURI	Partner	Beneficiary	Federal
Month	Destination	Purpose	Approx Cost	In-Kind	In-Kind	In-Kind	Cash

Totals

AGRICULTURAL INNOVATION CENTER
CENTER FOR PRODUCER-OWNED ENERGY
Resolution 04-04
BE IT RESOLVED BY THE BOARD OF DIRECTORS OF THE AGRICULTURAL INNOVATION CENTER, CENTER FOR PRODUCER-OWNED ENERGY THAT THE FOLLOWING IS HEREBY APPROVED*:

Project Name:	New Harvest Coop
Project Team Number: AIC-O04

Applicant:	New Harvest Ethanol
510 County Road 71, Suite 1
Crookston, MN 56716

Program:	Green Field Energy Program (GFEP)

AIC Funds Requested:	$105,000 (AIC Federal Project Fund)
Phase I:	$40,000
Producer Training:	$5,000
Phase II**:	$60,000

New Harvest Ethanol:	$100,000 (Cash Match)
Phase I:	$40,000
Phase II**:	$60,000

New Harvest Ethanol:	$5,000 (In-Kind Match)
Phase I — Producer Training

*	Approval is contingent upon cash and in-kind match being obligated by contributing partners.

**	Phase II is contingent upon successful completion of Phase I.
Adopted: September 16, 2004

/s/ Bob Kirchner
Bob Kirchner, President

AURI/New Harvest/Agassiz Energy Grant — September 16, 2004 through June 1, 2006

	Date	Provider	Deliverable	AURI	Agassiz	In-kind
Project Feasibility — $80,000 ($40,000 each)
	1/15	Greenway	Consulting Plan	$10,000	$10,000
	5/10	NRG/Greenway	Environmental Analysis	$10,000	$10,000
	5/10	Greenway	Process Analysis	$10,000	$10,000
	5/10	Greenway	Engineering Review	$10,000	$10,000

Business/Marketing — $45,000 AURI
	10/05	Val-Add Service	Business Plan	$10,000	$10,000
	12/05	Val-Add Service	Business Plan	$11,500	$11,500

Legal Consultation — $75,000 AURI
	12/05	Leonard, O’Brien	Legal — Contract signing	$12,500	$12,500
	3/06	Leonard, O’Brien	Legal — SEC filing	$12,500	$12,500
	4/06	Leonard, O’Brien	Legal — SEC amendment	$7,500	$7,500
	6/06	Leonard, O’Brien	Legal SEC amendment	$5,000	$5,000

Board Training $10,000 — ($5,000 each)
Board mileage	1/25	Board members	training			$2,890
Edberg In-kind	1/25	Edberg	training			$1,269
Edberg Expenses	1/25	Edberg	training	$1,269
Meals, Conference Phone	1/25	UMC	training	$139
Taylor Expenses	5/10	Taylor	training	$2,286
Taylor In -kind	5/10	Taylor	training			$1,694
			Expended to Date	$102,694	$99,000	$5,853
			Grant Amount	$105,000	$100,000	$5,000

AMENDMENT #1 TO
AGRICULTURAL UTILIZATION RESEARCH INSTITUTE
AGRICULTURAL INNOVATION CENTER (AIC)
Minnesota’s Center for Producer-Owned Energy
Green Field Energy Program
COLLABORATION AGREEMENT
RE: AIC Project number AIC004 “Agassiz Energy, LLC” Project:
Item I. Duration of the agreement: “This collaboration agreement shall be effective from September 16, 2004 through June 30, 2005.” is restated to read “This collaboration agreement shall be effective from September 16, 2004 through June 1, 2006.”
All other portions of the Agreement remain the same.

Agricultural Utilization Research Center/		Agassiz Energy, LLC
Agricultural Innovation Center (AURI/AIC)

By:	/s/ Edgar Olson	By:	/s/ Donald Sargeant

	Edgar Olson		Donald Sargeant

Title:	Executive Director	Title:	Chief Manager

Date:	September 22, 2005	Date:	September 23, 2005

Work Plan — Budget (Detail)

Title:	AIC004	September 7, 2005 — Revised
Internal AIC Resources Needed

				AURI
Staff Member	Task	Deliverable	Approx Hrs	In-Kind
Michael Sparby	Project Development	Develop Project	150

		Totals	150

AIC Center Staff

				Federal
Staff Member	Task	Deliverable	Approx Hrs	Cash
Tom Melin	Project Management	Develop Project	150

			150

External Collaborators / Service Providers

				AURI	Partner		Beneficiary		Federal
Service Provider	Task	Deliverable	Approx Cost	Cash	In-Kind	Cash	In-Kind	Cash	Cash
Greenway	Process & environmental Analysis	Completed with go/nogo decision	40,000					20,000	20,000
Greenway	Engineering Review & Feasibility	Completed with go/nogo decision	40,000					20,000	20,000
Unknown	Business/Marketing Plan	Completed Plan	75,000					45,000	30,000
Unknown	Legal; consultation	Completed Business Structure	45,000					15,000	30,000
CDS	Producer Training	Educated Board of Directors	10,000				5,000		5,000
		Totals	210,000				5,000	100,000	105,000

Direct & Indirect Project-Related Expenses

				AURI	Partner		Beneficiary		Federal
Month	Vendor	Description	Approx Cost	Cash	In-Kind	Cash	In-Kind	Cash	Cash

Totals
Project-related Travel

				AURI	Partner	Beneficiary	Federal
Month	Destination	Purpose	Approx Cost	In-Kind	In-Kind	In-Kind	Cash

Totals